Grant No: _____

HOWARD BANCORP, INC.
Stock Option Certificate

THIS CERTIFIES THAT Howard Bancorp, Inc. (the “Company”) has awarded to ____________________ (“Optionee”) under the Howard Bancorp, Inc 2004 Incentive Stock Option Plan (the “Plan”), incentive stock options (each an “Option”; collectively, the “Options”) to purchase _______ shares of Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $_______ per share (the “Exercise Price”).  This Stock Option Certificate constitutes part of and is subject to the terms and provisions of the attached Incentive Stock Option Grant Agreement, which is incorporated by reference herein.

Grant Date: _______________

Expiration Date:  The Options expire at 5:00 p.m. (Ellicott City, Maryland time) on the last business day prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule:  The Options vest and become exercisable in accordance with the vesting schedule set forth below, subject to the terms and conditions described in the attached Incentive Stock Option Grant Agreement:

(a)	1/3 of the Options will vest and become exercisable on the first anniversary of the Grant Date;

(b)	1/3 of the Options will vest and become exercisable on the second anniversary of the Grant Date; and

(c)	1/3 of the Options will vest and become exercisable on the third anniversary of the Grant Date.

The extent to which the Options are vested and exercisable as of a particular vesting date is rounded down to the nearest whole share.  However, vesting is rounded up to the nearest whole share on the third anniversary of the Grant Date.

IN WITNESS WHEREOF, the Company has caused this Stock Option Certificate to be executed by its duly authorized officer on this _____ day of __________________ , 20__.

Howard Bancorp, Inc.

By:
Name:
Title:

The undersigned hereby acknowledges that he/she has carefully read the attached Incentive Stock Option Grant Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

Name:

Date: __________________

Enclosures:                      Incentive Stock Option Grant Agreement
     Howard Bancorp, Inc. 2004 Incentive Stock Option Plan

Revised December 9, 2005

Incentive Stock Option Grant Agreement
Under The
Howard Bancorp, Inc. 2004 Incentive Stock Option Plan

1.           Terminology.  All capitalized terms that are not defined in this Incentive Stock Option Grant Agreement (this “Agreement”) have the respective meanings specified in the Plan or the attached Stock Option Certificate.  For purposes of this Agreement, the terms below have the following meanings:

“Cause” has the meaning ascribed to such term or words of similar import in Optionee’s written employment or service contract with Company (which for purposes of this agreement shall include any affiliate) and, in the absence of such agreement or definition, means Optionee’s (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Optionee’s duties or willful failure to perform Optionee’s responsibilities in the best interests of Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Optionee for the benefit of Company, all as determined by the Administrator, which determination will be conclusive.

“Option Shares” mean the shares of Common Stock underlying the Options.

“Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether Optionee is totally and permanently disabled will be final and binding on all parties concerned.

2.           Vesting.

(a)        The Options shall vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as Optionee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur.  No vesting will accrue with respect to any Options after Optionee ceases to be in either an employment or other service relationship with the Company.

(b)        Except to the extent that the Options have earlier terminated, upon a Change of Control the Options shall vest in the manner and to the extent provided in the Plan.  Any payments made to Optionee pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

Revised December 9, 2005

(c)        Unless the Options have earlier terminated, if before Optionee has vested in any Options, his or her employment or other service relationship with the Company terminates due to death or Total and Permanent Disability, then those Options that are scheduled to vest on the next vesting date succeeding the date of death or Total and Permanent Disability shall become fully vested as of the date of such termination.

3.           Exercise of Options.

(a)        Right to Exercise.  Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement.  Section 4 below describes certain limitations on exercise of the Options that apply in the event of Optionee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company.  The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable).  No fractional shares will be issued under the Options.

(b)        Exercise Procedure.  In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 7(f) of the Plan.  An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

(c)        Method of Payment.  Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order, or other cash equivalent acceptable to the Administrator in its sole discretion.  In addition, payment of the Exercise Price may be made by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator or such other payment method as may be acceptable to the Administrator from time to time in its sole discretion.

(d)        Issuance of Shares upon Exercise.  Upon exercise of the Options in accordance with the terms of this Agreement and the Plan, the Company will issue to Optionee or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock.  The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable stock restriction agreement or similar agreement.

Revised December 9, 2005

(e)        Regulatory Restrictions.  If the Company’s state or primary federal regulator determines that the Company’s capital fails to meet the then-current federal or state minimum capital requirements, then the Company’s primary federal regulator may require Optionee to exercise or forfeit the Options.

4.           Termination of Employment or Service.

(a)        Exercise Period Following Cessation of Employment or Other Service Relationship, In General.  If Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date.  Unless sooner terminated, the vested Options shall terminate upon the expiration of such 30-day period.

(b)        Disability of Optionee.  Notwithstanding the provisions of Section 4(a) above, if Optionee ceases to be employed by, or in a service relationship with, the Company as a result of Optionee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date.  Unless sooner terminated, the vested Options shall terminate upon the expiration of such one-year period.

(c)        Death of Optionee.  If Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, shall terminate immediately upon Optionee’s death, and (ii) the vested Options shall remain exercisable during the one-year period following Optionee’s death, but in no event after the Expiration Date, by Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.  Unless sooner terminated, the vested Options shall terminate upon the expiration of such one-year period.

(d)        Misconduct.  Notwithstanding anything to the contrary in this Agreement, the Options shall terminate in their entirety, regardless of whether the Options are vested, immediately upon Optionee’s discharge of employment or other service relationship for Cause or upon Optionee’s commission of any of the following acts during any period following the cessation of Optionee’s employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by Optionee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

Revised December 9, 2005

(e)        Change in Status.  If Optionee’s relationship with the Company ceases to be a “common law employee” relationship, but Optionee continues to provide bona fide services to the Company following such cessation in a different capacity (including, without limitation, as a director, consultant or independent contractor), then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 4 upon such change in relationship.  Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).

5.           Market Stand-Off Agreement.  Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted.  In addition, Optionee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 5.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

6.           Nontransferability of Options.  The Options are nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Optionee, the Options may be exercised only by Optionee or, during the period Optionee is under a legal disability, by Optionee’s guardian or legal representative.  Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

Revised December 9, 2005

7.           Qualified Nature of the Options.  The Options are intended to qualify as incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed.  Pursuant to Code section 422(d) the aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by Optionee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422.  To the extent that such aggregate fair market value would otherwise exceed $100,000 or other applicable amount in any calendar year, such Incentive Stock Options shall not be exercisable by Optionee during that calendar year, and shall be exercisable in the next succeeding calendar year (subject, in each case, to the provisions of Section 4 hereof), subject again to the foregoing limitations; provided, however, that this limitation shall not apply to any Option in the calendar year in which it expires or terminates under this Agreement, and to the extent the aggregate fair market value limitation is exceeded in that year the Options shall be treated as nonstatutory stock options.  For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted.  In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

Notwithstanding anything herein to the contrary, if Optionee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then (y) the Exercise Price shall be the greater of (i) the Exercise Price stated on the Stock Option Certificate which is attached hereto and constitutes a part of this Agreement or (ii) 110% of the Fair Market Value of the Common Stock on the Grant Date, and (z) the Expiration Date shall be the last business day prior to the fifth anniversary of the Grant Date.

Code section 422 provides additional limitations respecting the treatment of the Options as Incentive Stock Options.

8.           Notice of Disqualifying Disposition.  If Optionee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to the Options within two years after the Grant Date or within one year after the Option Shares are transferred to Optionee, Optionee agrees to notify the Administrator of such disposition in writing within 30 days of such disposition.

9.           Withholding of Taxes.  At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll or any other payment of any kind due Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including, without limitation, upon a disqualifying disposition within the meaning of Code section 421(b)).  The Company may require Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

Revised December 9, 2005

10.          Representations and Warranties of Optionee.  Optionee represents and warrants to the Company that Optionee has received a copy of the Plan and this Agreement, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions.  Optionee acknowledges that there may be adverse tax consequences upon the exercise and/or disposition of the Option Shares, and that Optionee should consult a tax adviser prior to such disposition.

11.          Survival of Representations and Warranties.  All representations, warranties, covenants, and agreements contained herein or made in writing by Optionee in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the exercise of any Option, and the issuance and delivery of any shares as a result of such exercise.

12.          Confidential Information.  In consideration of the Options granted to Optionee pursuant to this Agreement, Optionee agrees and covenants that, except as specifically authorized by the Company, Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company or its customers which are now or which hereafter may become known to Optionee as a result of Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, the Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after Optionee’s employment or other service relationship.  The provisions of this Section 11 shall not narrow or otherwise limit the obligations and responsibilities of Optionee set forth in any agreement of similar import entered into between Optionee and the Company.

13.          Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of Optionee, nor be construed as a contract of employment or service relationship between the Company and Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on Optionee’s interests under the Plan.  Nothing contained in the Plan or this Agreement shall impair or otherwise affect the respective rights or obligations of Optionee and the Company under any employment agreement between Optionee and the Company.

14.          No Rights as a Stockholder.  Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

Revised December 9, 2005

15.         The Company’s Rights.

(a)        The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations (including, without limitation, a Holding Company Reorganization), or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)        Without limiting the generality of Section 14(a) above, Optionee acknowledges and understands that if the Company effects a Holding Company Reorganization, then the Option Shares issuable upon exercise of the Options will be “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, and all certificates representing the Option Shares will bear a legend (in addition to such other legends as the Company may require) in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

16.          Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person(s).

17.          Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

Revised December 9, 2005

18.          Entire Agreement; Amendment; Waiver.  This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that  this Agreement may not be modified in a manner that would materially adversely affect the Options or Option Shares, as determined in the sole discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought.

19.          Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is provided to Optionee with this Agreement.

20.          Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect hereto shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

21.          Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Revised December 9, 2005